AGREEMENT


          FOR THE PROVISION OF CORPORATE VOICE COMMUNICATION SERVICES



                           (Dated September 4, 1997)


                                    between

                         EQUANT NETWORK SERVICES, INC.

                                      and

                         WORLDPORT COMMUNICATIONS, INC.




















                                          Contract Ref: GVS/US/CUSTOMER/09/97/00


NOTE:

**   This  material  has  been  omitted  pursuant  to a request for confidential treatment and the omitted material has been filed separately with the Securities and Exchange Commission.

This Agreement is made on as of the 4th day of September, 1997 ("Effective Date") between:

BETWEEN:

EQUANT Network Services, Inc., a company incorporated in the State of Delaware, whose principal office is located at 3100 Cumberland Circle, Suite 1200, Atlanta, Georgia 30339 ("EQUANT"); and

Worldport Communications, Inc., a company incorporated in the State of Delaware whose principal office is located at 7300 Woolworth Avenue, Omaha, Nebraska 68124 ("Customer").


RECITALS:
(A) Customer desires to obtain the Service from EQUANT in order to facilitate voice communications between the Locations.

(B) EQUANT has agreed to provide and Customer has agreed to use the Service pursuant to the terms and conditions set out in this Agreement.


IT IS AGREED as follows:

1.        Definitions

          In this Agreement:

          "Acceptance Tests" means the tests to be carried out by EQUANT in order for the Service to be commissioned, as specified in Schedule 3;

          "Associated Company" means in relation to a party, the holding company of such party or any majority owned subsidiary of such party or holding company;

          "Charges" means the charges to be paid by Customer for the Service as specified in Schedule 2;

          "CPE" means any equipment, including cables and connectors, sited at the Locations and supplied by EQUANT to Customer under this Agreement;

          "Customer Facilities" means all such equipment and communications lines (other than Tail Circuits, CPE and Software which EQUANT supplies to Customer hereunder) including without limitation Customer owned or licensed Switch equipment and software, magnetic media, programs and other facilities, including personnel, required by Customer for its use of the Service;

          "Date of Acceptance" means in respect of each Location the date the Acceptance Tests are successfully completed;

          "Dollars" or "$" means United States Dollars;

          "End User" means any of Customer's subscribers obtaining the Service under this Agreement; an End user may not be an airline or other air transport-related company, ** of ** or ** services, ** provider or competitor of EQUANT or its Associated Companies, unless agreed to in writing by EQUANT;

          "Initial Term" means **

          "Locations" means the locations to which the Service is to be provided as listed in Schedule 1 and any other locations subsequently added to this Agreement;

          "Network" means the EQUANT's network used to provide the Service; the Network excludes Tail Circuits, Customer owned or licensed Switch equipment and software, power supplies, public data networks and CPE;

          "Order Form" means EQUANT's standard order form as modified from time to time;

          "Performance Levels" means the performance levels to which the Service is to conform, as set out in Schedule 4;

          "Service" means the corporate voice communications service described in Schedule 1;

          "Software" means the software programs and each and every component thereof, as amended from time to time, including all developments, versions or releases thereof whether existing now or becoming available in the future, and all related documentation, which may be supplied by EQUANT or Sub-Contractors in connection with the provision of the Service, whether integral to CPE or otherwise;

          "Sub-Contractor" means an Associated Company of EQUANT, Societe Internationale de Telecommunications Aeronautiques or any other third party whose identity has been notified to Customer, who may under contract to EQUANT, perform or provide part of the Service under this Agreement;

          "Support Services" means the services specified in Clause 6;

          "Switch" means Customer's network services exchange which is used to access voice services and which forms part of the Customer Facilities;

          "Tail Circuit" means a telecommunications circuit or other means of access leased from a TO and used to connect the Locations to the nearest Network node or such other node as Customer may agree.

          "TO" means a governmental or non-governmental entity authorised to own or lease and operate telecommunications circuits or other telecommunications capacity and to lease said circuits or capacity to providers such as EQUANT;

2.   Scope  and  Purpose  of  Agreement

2.1 This Agreement sets out the terms and conditions on which EQUANT shall provide the Service and the Support Services to Customer and Customer's End Users.

2.2 Under this Agreement, Customer shall be entitled to (1) use the Service for its own internal business purposes and in doing so may connect its Associated Companies; and (2) resell the Service as an integral part of Customer's Service, to End Users, subject to Clauses 2.4 and 2.5. The parties may decide to jointly market the Service and Customer's Service from time to time and will confirm any conditions relating thereto in a supplement to this Agreement.

2.3 Customer shall not be entitled to market, distribute or sell the Service to any third party other than Associated Companies and End Users, nor in any event resell or permit an Associated Company or End User to resell the Service or provide the Service for resale to the general public, or to such classes of users as to be effectively available to the general public, that in any way jeopardizes EQUANT's status as a non-public, non-common carrier, private network provider or in any way, which in the exclusive opinion of EQUANT, contravenes the letter or intent of regulations in force governing telecommunications in any country. Customer shall not use the Service to allow "international simple resale" of leased circuits to or from any country. Any of the foregoing prohibited activities or resale shall constitute a material breach of this Agreement.

2.4 In marketing, distributing, and selling the Service pursuant to Clause 2.3, Customer shall be solely responsible for all risks and expenses incurred and shall act in all respects on its own account. Customer shall pay for all Service ordered by Customer irrespective of any payment terms it may agree with any End User.

2.5 This Agreement may be extended to include the telehousing of Switch and other Customer owned equipment by EQUANT in EQUANT Associated Company premises. Any such additional services will be subject to separate conditions and charges as set out in a supplement to this Agreement.

2.6 If EQUANT, in its reasonable discretion, determines that its provision of Service to Customer will in any way jeopardize: (1) EQUANT's ability or authority to provide Service; or (2) its status as a non-public, non-common carrier, or private network provider, then EQUANT retains the right to refuse, suspend, or discontinue the provision of Service to Customer in any Location by providing to Customer prior written notice as is appropriate under the circumstances. In the event of such refusal, suspension, or discontinuation of Service, the parties shall consult with each other in an attempt to find an alternative solution, if any, that would allow the provision of Service in accordance with this Clause 2.6.

3.   Term and Termination

3.1 This Agreement becomes effective from the Effective Date and, except as provided under Clause 3.2, will continue in full force and effect for the Initial Term. Thereafter, this Agreement shall continue for successive terms of ** unless a party gives written notice of termination of this Agreement to the other party at least 60 days before the end of the Initial Term or any renewal thereof. In the event that this Agreement is extended after the Initial Term by operation of this Clause, the Committed Volume for ** set forth in Schedule 2, Clause 6.3 shall continue to apply to any renewal term.

3.2 Either party may terminate this Agreement by written notice to the other party with immediate effect if:

    3.2.1 the other party commits any material breach of this Agreement, and does not remedy the breach (if it is capable of remedy) within 14 days of written notice of the breach being given by the non-defaulting party;

    3.2.2 an order is made or an effective resolution is passed for the dissolution or discontinuation or termination of the other party except for the purposes of a consolidation , merger or restructuring ;

    3.2.3 an encumbrancer takes possession or a receiver is appointed over the whole or any part of the undertaking or assets of the other party;

    3.2.4 the other party becomes insolvent or makes any special arrangements or any special assignment for the benefit of its creditors, or is the subject of a voluntary or involuntary filing under the insolvency or bankruptcy laws of any jurisdiction.

3.3 Each party's further rights and obligations under this Agreement shall cease immediately on termination of this Agreement, but termination shall not affect: (a) a party's rights and obligations accrued as at termination; and (b) any provision of this Agreement expressed to survive its termination.

3.4 Following a notice of termination by Customer pursuant to Clause 3.2, EQUANT shall continue to provide the Service and the Support Services to Customer for a reasonable migration period subject to payment of the Charges by Customer in accordance with this Agreement and under the terms and conditions of this Agreement, save that nothing in this provision shall obligate EQUANT to (a) provide Service to Customer for resale to an End User if Customer is not contractually bound to provide the Service to an End User prior to Customer's receipt of notice of EQUANT's intent to terminate, or (b) provide Service to Customer for resale to an End User for a period longer than the term of any contract for the provision of Customer's Service with an End User. This Agreement shall terminate immediately upon cessation of the Service to all Locations following such migration period.

3.5 On termination of this Agreement for whatever reason each party will immediately return to the other any and all property of whatever kind and nature provided under this Agreement and belonging to the other.

4.   Provision of Service - EQUANT's Obligations

4.1 EQUANT shall provide the Service to Customer at the Locations commencing from each Date of Acceptance.

4.2 The Service shall conform to the service description in Schedule 1 and shall comply with the Performance Levels.

4.3 EQUANT reserves the right to make operational changes to the Service, provided that such changes shall not adversely affect the Service provided to Customer nor cause Customer to incur increased charges.

4.4 EQUANT shall ensure at all times that its provision of the Service to Customer is in accordance with all applicable telecommunications, data protection and other laws.

4.5 EQUANT shall have no obligations with respect to the use, operation, performance or repair of the Customer Facilities including, without limitation, Switches.

5.   Use of the Service - Customer's Obligations

5.1 Customer shall pay the Charges from each Date of Acceptance in accordance with Clause 11.

5.2 Customer shall accept the Service at the Locations on the Date of Acceptance.

5.3 Subject to Clause 4.4, Customer shall ensure at all times that its use of the Service (and the use of the Service by its End Users) is in accordance with all applicable telecommunications, data protection and other laws in any country where the Service has been provided by EQUANT.

5.4 Customer shall not directly connect to the Network nor permit its Associated Companies or End Users to directly connect to the Network any equipment not type approved by EQUANT. EQUANT reserves the right to immediately disconnect (or require the disconnection of) any equipment connected in breach of this provision.

5.5 Customer shall not directly connect to the Network nor permit its Associated Companies or End Users to directly connect to the Network, the network of any other network supplier unless EQUANT has given Customer its prior written approval. Any breach of this provision shall be a material breach of this Agreement.

5.6 Customer shall ensure that any of its End Users and Associated Companies connected to the Network shall comply at all times with the obligations of Customer under this Agreement.

5.7 Customer shall be at all times responsible for the operation and performance of Switch equipment, including the provisioning and installation of any extra capacity or other modifications required for the implementation of the Service. Customer shall also be responsible for ensuring the support or presence, during implementation activities, of the appropriate technical personnel from its Switch supplier. EQUANT shall not be responsible for the correction of, or performance issues associated with, faults traced back to the Switch, but EQUANT shall provide Customer with all available information concerning such faults, and reasonable assistance in support of Customer's efforts to obtain correction.

5.8 Customer shall be responsible for obtaining and maintaining the Customer Facilities to a level necessary for EQUANT to provide the Service.

6.   Support Services

6.1  EQUANT  shall  provide  for  the benefit of Customer  help desk  facilities
     ("Help Desk") in order that Customer may obtain technical advice and guidance on the operation and use of the Service and for the reporting of Service faults. The location of the Help Desk shall be subject to reasonable change at any time. The Help Desk will be available at all times to answer all service related queries from Customer's designated personnel. The Help Desk will respond only to Customer's designated personnel; all contact with the Help Desk shall be with Customer. EQUANT shall use its reasonable efforts to respond to Customer promptly on any query which is Service related.

6.2 EQUANT shall provide the escalation procedures specified in Schedule 4 to facilitate the prompt and orderly resolution of any faults in the Service.

6.3 EQUANT shall provide Tail Circuit management services for all Tail Circuits which shall comprise:

    6.3.1 the ordering and management of the connection of Tail Circuits, modems and other communications equipment from the relevant TOs or other third party vendors as applicable; in the event EQUANT is unable to order Tail Circuits due to regulatory impediment, Customer agrees to order them itself, in its own name;

    6.3.2 the testing and acceptance of Tail Circuits, modems and other communications equipment;

    6.3.3 the  notification  of  Tail  Circuit  faults  to  Customer  and/or the
          relevant  TO  on  EQUANT   becoming   aware  of  the  faults  and  the
          co-ordination and expediting of Service restoration;

    6.3.4 payment to TOs and other third party vendors in local currency on Customer's behalf, where applicable. This service does not, however, affect Customer's liability with respect to such Tail Circuits, modems or other communications equipment and all sums paid by EQUANT to TOs or other third party vendors in respect thereof, which shall be reimbursed by Customer to EQUANT as more fully described in Schedule 2).

 7.  CPE

 7.1 The Service may include the provision by EQUANT of CPE. EQUANT warrants that it has the right to provide or procure the provision of the CPE to Customer, its Associated Companies and End Users and that all such persons will have the right to use all CPE so provided for the duration of this Agreement.

 7.2 EQUANT shall connect the CPE at the Locations on dates and times to be agreed by the parties. Should connection require the removal or disconnection of any existing CPE of Customer or its End Users, Customer shall permit, and obtain all necessary consent for the removal or disconnection of such equipment and shall give EQUANT all necessary assistance to enable such work to be carried out.

 7.3 Charges  for  each  item  of CPE at a Location  shall,  in accordance  with
     Schedule 2, commence on the Date of Acceptance of the Service at a Location and unless otherwise stated in this Agreement, shall continue for a minimum period of **, provided that no CPE charges shall be payable with respect to CPE if this Agreement or any Service under this Agreement has been terminated by Customer pursuant to Clause 3.2.

 7.4 The CPE shall at all times remain the sole and exclusive property of EQUANT or its Sub-Contractors and Customer shall have no property rights or interest in the CPE but shall have the right to quiet possession and the right to use the CPE under the terms and conditions of this Agreement.

 7.5 Customer shall have the following obligations with respect to the CPE:

    7.5.1 not to sell, assign, sub-let, pledge or part with possession or control of the CPE or any interest therein;

    7.5.2 not to change, remove or obscure any labels, plates, insignia, lettering or other markings which are on the CPE at the time of its connection or which may afterwards be placed on the CPE by EQUANT or by any person authorised by EQUANT;

    7.5.3 to keep the CPE free from distress, liens or claims of lien.

    7.5.4 not to move the CPE from the Location to which it was delivered and connected without EQUANT's prior written consent;

    7.5.5 not to use the CPE or permit it to be used contrary to any law or any regulation for the time being in force;

    7.5.6 to ensure that proper environmental conditions as recommended by EQUANT are maintained for the CPE and that the exterior surfaces are kept clean and in good condition;

    7.5.7 not to make any modifications to the CPE;

    7.5.8 to insure the CP for its full replacement value for the duration of this Agreement;

    7.5.9 to provide EQUANT with all reasonable access to the Locations in order to comply with its responsibilities pursuant to Clause 7.7.

7.6  Upon  termination   or  expiration   of  this  Agreement,   Customer  shall
     surrender possession of the CPE in good order, repair and condition, reasonable wear and tear excepted, to EQUANT.

7.7 Subject to Clause 7.5, EQUANT shall ensure that the CPE is in good working order at the time of commissioning, and remains in good working order for the duration of this Agreement. If a Service fault occurs which has been caused by a failure in the CPE, EQUANT shall repair the fault as soon as possible following notification of the fault by Customer or detection of the fault by EQUANT, whichever first occurs. If a visit to a Location is required, within ** of notification by Customer, EQUANT shall ensure that a Sub-Contractor arrives at the affected Location and commences any remedial activities provided: (a) the notification is received, and the call for repair can be made during the normal business day of the Sub-Contractor located nearest to the affected Location; and (b) the Location is situated within a ** mile radius of the nearest EQUANT service center ("Normal Service"). Remedial service on CPE other than Normal Service shall be carried out by EQUANT through its Sub-Contractors as soon as is practicably possible, taking into account availability of service personnel, the time and date of Customer's notification and the country concerned.

7.8  Any  visits  to  a  Location  or  repairs  to  CPE made  necessary  by: (a)
     damage to the CPE not caused by EQUANT or a Sub-Contractor; (b) interventions other than normal interventions carried out by non-EQUANT personnel; (c) modifications to the CPE which have not been approved by EQUANT or have been carried out by personnel unapproved by EQUANT; (d) improper treatment of the CPE by Customer or an End User; (e) failure by Customer or its End User to meet the CPE manufacturer's specifications as advised by EQUANT to Customer on environmental conditions; (f) negligence on the part of Customer or its End User; or (g) any force majeure event, shall entitle EQUANT to increase its charges for the Service at the affected Location, such increase in charges to be equal to the actual and reasonable cost to EQUANT of restoring the Service.

8.   Software

     EQUANT, for and on behalf of itself and any Associated Company of EQUANT having ownership thereof, hereby grants to Customer and its Associated Companies for the duration of this Agreement, non-exclusive and non-transferable licenses to use Software for the purposes of using the Service. Customer acknowledges that the provision of Software is made by EQUANT strictly for use in conjunction with the Service and Customer agrees not to produce, copy (except for the purpose of retaining a back-up copy), alter, modify, or add to the Software or any part thereof, nor to attempt or to allow a third party to attempt to reverse engineer, translate or convert the Software from machine readable to human readable form, except as permitted by applicable law.

9.   Intellectual Property Rights

9.1 All intellectual property rights in the Service, Network and the Software are either licensed to or the property of EQUANT or an Associated Company of EQUANT and nothing contained in this Agreement shall be deemed to convey title or ownership interest therein to Customer.

9.2 Subject to Clause 9.3, EQUANT warrants that the Service will not infringe third party intellectual property rights in any country where the Service is provided to Customer.

9.3  In the event of any breach of the warranty set forth in Clause 9.2:

    9.3.1 EQUANT shall indemnify Customer against any claims, proceedings and reasonable expenses, provided that Customer: (a) promptly notifies EQUANT in writing of the claim; and (b) gives EQUANT sole control of the defense and all related settlement negotiations; and

    9.3.2 EQUANT will either procure the right f or Customer to continue using the Service (including the part of the Service that has infringed) at no additional cost to Customer or provide alternative Service at no additional cost to Customer.

9.4 Notwithstanding Clause 9.3, EQUANT shall have no liability for any intellectual property infringement claim based upon the combination, operation or use of the Service with equipment, data or software not supplied by EQUANT if the cause of the infringement is due to such combination, operation or use, nor shall EQUANT's liability to Customer in respect of CPE or software not proprietary to EQUANT, exceed any intellectual property infringement warranties provided to EQUANT, its Associated Companies or Sub-Contractors.

10.  Confidentiality

10.1 In this Clause 10, "Confidential Information" means the contents of this Agreement and all information disclosed (whether in writing, or orally or whether directly or indirectly) by a party (the "Disclosing Party") to the other party (the "Receiving Party") whether before or after the Effective Date, including, without limitation, information relating to the Disclosing Party's products and services, operations, customers and prospects, know-how, design rights, trade secrets, market opportunities and/or business affairs.

10.2 During  this  Agreement  and   after  termination  or  expiration  of  this
     Agreement for any reason the Receiving Party:

   10.2.1 may not use Confidential Information for any purpose other than for the performance of its obligations or the exercise of its rights under this Agreement;

   10.2.2 may not disclose  Confidential  Information to any third party; and

   10.2.3 shall use best efforts to prevent the unauthorised use or disclosure of Confidential Information.

10.3 The  restrictions   imposed   by   Clause  10.2  shall  not  apply  to  the
     disclosure of Confidential Information;

   10.3.1 which  is  now  in,   or   hereafter  comes  into  the  public  domain
          other than by the Receiving Party's breach of this Agreement;

   10.3.2 which is required by law to be disclosed to any person who is authorised by law to receive the same;

   10.3.3 to a court, arbitrator or administrative tribunal in the course of proceedings before it to which the Receiving Party is a party in a case where such disclosure is required by such proceedings.

10.4 Where the Receiving Party is required to disclose any Confidential Information pursuant to Clause 10.3, it shall give as much advance notice thereof to the Disclosing Party it is reasonably able and shall use reasonable efforts to limit the extent of any such disclosure.

11.  Charges and Payment

11.1 All Charges shall be invoiced by EQUANT to Customer in Dollars monthly in advance for all fixed recurring Charges and monthly in arrears for all other Charges, and shall be payable by Customer, without deduction or set-off, within 30 days of receipt of an invoice by Customer.

11.2 All Charges are exclusive of value added tax, sales tax, excise tax, gross receipts tax, withholding tax and any similar tax which may be applicable thereto and Customer agrees to pay all such applicable taxes.

11.3 EQUANT reserves the right to make a reasonable charge for any work performed by EQUANT which is attributable to Customer's failure to perform any of its obligations under this Agreement, provided that such work is necessary in the reasonable discretion of EQUANT and that wherever feasible, EQUANT shall have notified Customer in advance.

11.4 Failure by Customer to pay any Charges in accordance with this Agreement shall entitle EQUANT without prejudice to its other rights and remedies under this Agreement to:

   11.4.1 charge interest on a daily basis from the original due date at the rate of 4 percentage points above the Chase Manhattan Bank's Prime Rate in force from time to time; and/or

   11.4.2 suspend the Service, having given 14 days written notice of its intention to do so, and Customer having failed to remedy its payment default during that time; and/or

   11.4.3 the remedies set out in Clause 11.5 below.

11.5 Prior to the commencement of any Service, Customer shall issue an irrevocable and renewable letter of credit in favor of EQUANT ("Letter of Credit"). The Letter of Credit shall be issued from a financial institution chartered in the United States approved by both parties. The terms of the Letter of Credit shall permit EQUANT to draw upon it on demand in the event that Customer becomes delinquent in its payment obligations hereunder. For the first ** of the term of the Agreement, the Letter of Credit shall be for **. After the first ** of the term of the Agreement, EQUANT may, in its sole discretion, require Customer to increase the amount of the Letter of Credit to an amount to be determined by EQUANT, which amount will not exceed ** month's Committed Volume for the period.

12.  Exclusions and Limitations of Liability

12.1 EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT, EQUANT MAKES NO WARRANTIES AND HEREBY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICE OR ANY CPE OR SOFTWARE PROVIDED UNDER OR IN RELATION TO THIS AGREEMENT.

12.2 SUBJECT TO CLAUSE 13, BUT OTHERWISE NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES HOWSOEVER ARISING INCLUDING, BUT NOT LIMITED TO, ANY DAMAGES FOR LOST TIME, INCOME, REVENUE, CLIENTS' GOODWILL, PROFITS OR OTHER SIMILAR ITEMS, OR ANY BUSINESS INTERRUPTION OF ANY KIND, EVEN IF THE OTHER PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

12.3 Subject and without prejudice to Clauses 12.2, 12.4, 13 and Schedule 4, and without prejudice to Customer's obligation to pay any Charges hereunder for Service provided, the parties' maximum liability under this Agreement is limited in respect of each event or series of connected events as follows:

     $1,000,000 in respect of physical  damage to or loss of tangible  property;

     $100,000 in respect of all other events.

12.4 Nothing in this Agreement shall exclude or limit a party's liability for gross negligence and death and/or personal injury.

12.5 The parties' sole obligations and liabilities are as stated in this Agreement and all other representations, conditions, warranties and terms express or implied whether by statute, law or otherwise are hereby excluded to the full extent permitted by law.

13.  Indemnities

13.1 Customer irrevocably and unconditionally agrees to indemnify and keep indemnified EQUANT from and against any and all claims, liabilities, losses, damages, costs, expenses, including reasonable legal fees and other costs of litigation or arbitration on an indemnity basis, (collectively, "Losses") resulting from or arising out of (a) any action brought against EQUANT by Customer's Associated Companies or End Users relating to the provision of the Service by EQUANT under this Agreement; and (b) the use of the Service by Customer, its Associated Companies or End Users or the use of the Service by any other third party who gains access to the Service due to Customer's, its Associated Companies or End User's wrongful acts or omissions.

13.2 EQUANT irrevocably and unconditionally agrees to indemnify and keep indemnified Customer, from and against any and all Losses resulting from, or arising out of a wrongful act or omission by EQUANT, except any Losses resulting from or arising out of any act or omission by Customer (whether wrongful or otherwise) relating to the provision of Service by EQUANT under this Agreement.

13.3 Except for Losses resulting from, or arising out of any action brought against EQUANT by Customer's Associated Companies or End Users and Losses arising under 13.1 (b), for which no limit applies, the parties' liability under Clauses 13.1 and 13.2 shall not exceed the exclusions and limitations of liability set forth in Clause 12.

13.4 This Clause 13 shall survive any termination or expiration of this Agreement.

14.  Ordering Procedure

14.1 Any and all orders for Service shall be made by Customer executing and delivering to EQUANT an Order Form.

14.2 This Agreement supersedes any terms and conditions contained in an Order Form unless otherwise agreed by the parties in writing.

15.  Force Majeure

15.1 No failure or omission by either party (other than failure of Customer to pay EQUANT the Charges due for Service performed up to the effective date of force majeure) to carry out or to perform any of the terms or conditions of this Agreement shall give the other party a claim against such party, or be deemed a breach of this Agreement, if and to the extent that such failure or omission arises from force majeure as later defined.

15.2 The party prevented from performing due to force majeure shall promptly notify the other party of the cause and the anticipated duration thereof and shall use its reasonable efforts to remove such cause and to resume performance of this Agreement as soon as such cause is removed.

15.3 The term "force majeure", as used in this Agreement shall include, without limitation, earthquake, fire, flood, epidemic, act of war, whether declared or undeclared, blockade, insurrection, riot or other cause(s) beyond the reasonable control of either of the parties.

15.4 Should any circumstance of force majeure continue for more than 30 days, Customer may either suspend or terminate the affected Service without liability or obligation except for any liability for outstanding charges under this Agreement including, without limitation, Tail Circuit charges and cancellation penalties, and minimum CPE charges for the period set out in Clause 7.3. If Customer has suspended the Service, Customer shall resume payment for the Service from the date of resumption of the Service.

16.  Applicable Law and Arbitration

16.1 This Agreement and all matters regarding the interpretation and/or enforcement hereof, shall be governed exclusively by the law of the State of Georgia, except in so far as the Federal law of the United States of America may control any aspect of this Agreement, in which case Federal law shall govern such aspect.

16.2 All disputes arising in connection with this Agreement shall be settled initially by internal dispute resolution and then, if necessary, exclusively by arbitration before a single arbitrator in Atlanta, Georgia in accordance with the Commercial Arbitration Rules of the American
     Arbitration Association. Each party irrevocably consents to personal jurisdiction and to ex parte action should any party refuse to participate in such proceedings. The arbitrator's award shall be final and binding on all parties and judgement on the award may be entered and the award enforced in any court having jurisdiction thereof.

   16.2.1 Notwithstanding  the  above,   disputes  arising  in  connection  with
          invoicing and payment will not be settled by arbitration.

17.  General

17.1 Notices Any notice to be made by either party to the other shall be sufficiently made if sent by prepaid first class mail or facsimile or delivered by hand to the party to be served at the address appearing on page 1 of this Agreement or such other address as may be notified in writing by one party to the other. Except in the case of delivery by hand, or evidence to the contrary, the notice shall be deemed to have been made on the day on which such communication ought to have been delivered in due course of postal or facsimiled communication.

17.2 Assignment

   17.2.1 Either party may at any time assign all or part of its rights and obligations under this Agreement to it's Associated Company, provided always that: (a) the assignee is not a direct competitor of the other party; or (b) such assignment would not cause the other party to incur materially increased costs in connection with the provision of the Service or this Agreement.

   17.2.2 Subject to Clauses 17.2.1 and 17.6, neither party may assign, subcontract or otherwise dispose of this Agreement or any part thereof without the written consent of the other party, such consent not to be unreasonably withheld.

17.3 No Waivers No failure or delay of either party in exercising any right under this Agreement shall be deemed a waiver of the right. No waiver of any default on any one occasion shall constitute a waiver of any subsequent default. No single or partial exercise of any right shall preclude the further or full exercise of it.

17.4 No Third Party Beneficiaries, Agency or Partnership Notwithstanding that Customer's Associated Companies and End Users may utilize the Service in accordance with the terms of this Agreement, it is agreed between the parties that Customer and only Customer may commence proceedings in its own name to enforce all obligations and liabilities of EQUANT hereunder and that EQUANT agrees to look only to Customer for due performance of this Agreement. Nothing contained herein shall entitle either EQUANT to commence any proceedings against any of Customer's Associated Companies or End Users or any of Customer's Associated Companies or End Users to commence any proceedings against EQUANT.

     This Agreement is not intended to create a joint venture or partnership between the parties and neither party is authorised to act as the agent for the other.

17.5 Invalidity If any term, provision, or clause of this Agreement or any portion of such term, provision or clause is held invalid or unenforceable, the remainder of this Agreement will not be affected thereby and each remaining term, provision or clause or portion thereof will be valid and enforceable to the full extent permitted by law.

17.6 Sub-contractors  EQUANT  shall  be  entitled  to  subcontract  any  of  its obligations to a Sub-Contractor. EQUANT shall not be entitled to subcontract any of its obligations under this Agreement to any other person without the prior written consent of Customer which consent shall not be unreasonably withheld. EQUANT shall be responsible for the acts and omissions of any Sub-Contractor..

17.7 Entire Agreement This Agreement including all Schedules and Order Forms, constitutes the entire agreement between the parties relating to the Service and supersedes all previous oral or written communications, proposals and agreements in respect thereof. This Agreement may not be modified, except by supplements duly executed by the parties.

17.8 Interpretations In this Agreement unless otherwise stated: (a) the headings used are included for convenience only and are not to be used in construing or interpreting this Agreement; (b) any reference to the plural shall include the singular and any reference to the singular shall include the plural; (c) any reference to a clause shall be a clause of the body of this Agreement unless otherwise specifically stated; and (d) any reference to a schedule shall be a schedule to this Agreement.

     In the event of any conflict or inconsistency between the provisions of (1) the body of this Agreement and (2) the Schedules and (3) Order Forms, the following order of control shall apply:

(1)      the body of the Agreement;

(2)      the Schedules;

(3)      Order Forms.

     Subject to the above, the Schedules and Order Forms shall be incorporated into and form a part of this Agreement.


IN WITNESS WHEREOF, EQUANT and Customer have duly executed this Agreement as of the day and year first above written.


EQUANT                              Customer
By:      /s/  B. J. Berenson        By:      /s/  John W. Dalton
      --------------------------          --------------------------

Name:    B. J. Berenson             Name:   John W. Dalton
      --------------------------          --------------------------

Title:   President                  Title:  President & CEO
      --------------------------          --------------------------

Date:         9-8-97                Date:        9-8-97
      --------------------------          --------------------------

                        SCHEDULE 1 - SERVICE DESCRIPTION

1.   GLOBAL VOICE SERVICE ("GVS")

     EQUANT shall provide Customer with Global Voice Service between the Locations set forth below. The Global Voice Service is based on the virtual private network (VPN) concept which allows EQUANT to provide private network functionality combined with flexibility, resilience and cost effectiveness of a shared network. This is achieved by programming an organization's dial plan and call routing parameters within a Closed User Group (CUG) facility so that calls can be identified, routed, and charged appropriately.

1.1  Call Types  The following call types are supported:

   1.1.1 On-Net which allows calls to be routed between customer's sites directly connected to the Network. **

   1.1.2 Off-Net* which allows calls to be routed via the Public Switched Telephone Network (PSTN) to locations that are not directly connected to the Network.

   1.1.3  Virtual  On-Net*  which  allows  calls  dialed  as  part of customer's private numbering scheme but routed, after appropriate number translation within the Network, via the Public Switched Telephone Network (PSTN) to locations that are not directly connected to the Network.

   1.1.4  Forced On-Net which allows calls **

*Off-Net calling and virtual On-Net calling via the PSTN is offered only where prevailing voice regulations allow.

1.2 EQUANT's Global Voice Service is designed for international site to site corporate voice traffic. The service is based on establishment of a virtual private network ("VPN") which provides private network functionality over a shared network.

1.3  Global  Voice  Service  will  provide call connectivity  between Customer's
     Switch in Omaha, Nebraska, allowing users to dial between each other (On-Net) over the Network. In addition, users have the ability to originate calls from a direct access location, and have these calls terminated over the PSTN (Off-Net) to all international direct dial (IDD) destinations.

1.4 Global Voice Service will allow Customer to define a private numbering plan in any format, including numbers already in use, which will form a specific closed user group.

2.   PROJECT MANAGEMENT SERVICE

     GVS Project Management shall include, without limitation, defining the scope of the project, implementation milestones, develop dial plan, features and technical specifications, confirm network engineering design and development a site details document, and overall management of Customer's account.

3.   CUSTOMER SERVICE SUPPORT FOR GLOBAL VOICE SERVICES


                               SCHEDULE 1, PAGE 1

         See Schedule 4

4.       LOCATIONS

         Locations         Type of Service           Date of Connection
         ---------         ---------------           ------------------

         **                GVS                       to be determined
         **                GVS                       to be determined
         **                GVS                       to be determined
         **                GVS                       to be determined
         **                GVS                       to be determined
         **                GVS                       to be determined
         **                GVS                       to be determined
         **                GVS                       to be determined
         **                GVS                       to be determined
         **                GVS                       to be determined
         **                GVS                       to be determined
         **                GVS                       to be determined

































                               SCHEDULE 1, PAGE 2

                              SCHEDULE 2 - CHARGES

1.   Charges

     EQUANT shall provide Customer with the Service for the Charges specified in the tables to this Schedule 2 ("Tables"). Charges shall be invoiced and paid in accordance with Clause 11 of this Agreement. Subject to Clauses 4 and 7 of this Schedule 2, all Charges are fixed for the Initial Term.

2.   Commencement of Charges

     All charges shall commence from the Date of Acceptance of the Service at a Location except that: (a) Tail Circuit charges shall commence from the date of installation of the Tail Circuit at a Location by the TO; (b) any Software license fees shall commence from the date of delivery of the Software to Customer.

3.   Tail Circuit Charges

     Tail Circuit charges shall be as specified in the Table or otherwise as notified by EQUANT from time to time. Tail Circuit charges are fixed for ** periods and then adjusted in line with actual charges from TOs. No credits or additional charges in respect of variances between Tail Circuit charges and actual TO charges to EQUANT for Tail Circuits shall apply.

4.   Tail Circuit Management Charges

     Tail Circuit management Charges shall be ** of Tail Circuit Charges or ** per month per Tail Circuit, whichever is greater.

5.   CPE

     EQUANT shall notify Customer what the Charges are for any CPE added after the Effective Date.

6.   Minimum Revenue Commitment

     Customer shall make the following minimum revenue commitment for Global Voice Service ("Minimum Revenue Commitment"). The Minimum Revenue Commitment excludes charges for Tail Circuits, international private lines, or other types of local access and one-time charges for installation and project management:

                  Year of Agreement Term             Commitment ($$)
                  ----------------------             ---------------
                          **                                 **



     If Customer fails achieve the Minimum Revenue Commitment, then Customer will pay the difference between the actual charges and the Minimum Revenue Commitment. Customer will pay said amount within 30 days of receiving EQUANT's invoice for same. This payment is the maximum penalty relating to Customer's failure to meet the Minimum Revenue Commitment, however, additional penalties apply to Customer's failure to maintain the ** usage set forth at Table 1.2.


                               SCHEDULE 2, PAGE 1

7.   Charges Review

     Customer may request a review of EQUANT's On-Net and Off-Net per minute charges ("Adjustable Charges") on each anniversary date of the Effective Date ("Annual Price Review"). The Annual Price Review will constitute ** to be selected by agreement of the parties, for services equivalent to the Service, at all the Locations, and for a contract term equivalent to the balance of the Initial Term **. If as the result of the Annual Price Review, it is demonstrated that the total of the Adjustable Charges in effect on the date of the Annual Price Review is at least ** than the ** being then ** by any of the **, then the Adjustable Charges payable by Customer may, in EQUANT's sole discretion, be reduced as of the relevant anniversary of the Effective Date. In the event there is a reduction of charges, there shall be no reduction in the Minimum Revenue Guarantee. If EQUANT does not reduce its Adjustable Charges, Customer shall be entitled, within a thirty (30) day period following EQUANT's notification of its decision, to terminate this Agreement pursuant to Clause 3.2. Nothing in this Clause 7 shall affect Customer's obligations under Clause 2.2 of
     Schedule 3.

8.   Off-Net Charges

     If Off-Net Service volume (in minutes) originating from the ** and destined for ** exceeds ** of the total Off-Net Service volume (in minutes) originating from the **, destined for the rest of **, then EQUANT reserves the right to alter the pricing to reflect the increased traffic volumes.

9.   Billing Increments

     For GVS, EQUANT charges in ** increments.
















                               SCHEDULE 2, PAGE 2

                              TABLES TO SCHEDULE 2


Table 1.1


EQUANT shall charge On-Net Service at ** per minute.



Table 1.2

EQUANT GVS Off-Net Service Pricing- ** to ** Off-Net (in Dollars)


Country                            Discounted Cost Per Minute
-------                            --------------------------
**











Customer must maintain a **. In the event Customer does not maintain the **, then an additional charge of ** shall apply to the difference between actual (i) actual minutes used and (ii) the number of minutes required to achieve the **. The ** shall apply to Charges going forward.











                              TABLE TO SCHEDULE 2

             SCHEDULE 3 - LOCATIONS - CONNECTION and DISCONNECTION,
                                ACCEPTANCE TESTS

1.   Connection of the Service to Locations

1.1 EQUANT shall use all reasonable efforts to connect the Service at a Location on the dates specified in Schedule 1 or if not so stated on dates agreed by the parties and in any event as soon as possible after the date the Tail Circuits are made available by the TOs. EQUANT shall use all reasonable efforts to ensure that Tail Circuits are ordered and administered by EQUANT so as to facilitate the availability of Tail Circuits in accordance with TOs' usual lead times. However, EQUANT shall have no responsibility, nor liability for delays caused by Customer, TOs or any event of force majeure as defined in Clause 15. In the event of any such delays, EQUANT shall use all reasonable efforts to provide the Service as set out in this Agreement at the earliest opportunity. EQUANT reserves the right to connect an interim service of an equivalent functionality and performance should such delays occur.

1.2 Customer shall use all reasonable efforts to accept the Service at the Locations on agreed connection dates. EQUANT reserves the right to commence its Charges for any delayed Service due to Customer's breach of this provision, and in addition no such delay shall affect EQUANT's right to receive reimbursement for all TO and other third party vendor charges in respect of Tail Circuits and communications equipment incurred from the date of any contract between EQUANT and any TO or other third party vendor.

1.3 Customer also understands that should EQUANT, its agents or Sub-Contractors carry out a visit to a Location in order to connect the Service, and then be unable to do so as a result of any act or omission by Customer, EQUANT reserves the right to charge Customer for such visit at its then current manpower rates for such time and its reasonable travel and out of pocket expenses.

2.   Disconnection of the Service to Locations

2.1 Customer agrees not to disconnect the Locations from the Network during the Initial Term from the Date of Acceptance connection of each location unless Customer substitutes any Location with a new Location provided EQUANT is able to provide Service at the new Location. EQUANT shall be entitled to invoice Customer a connection and project management charge for the new Location as agreed by Parties.

2.2 Any disconnection of a Location shall be conditional on Customer providing the following:-

    2.2.1 at least 90 days prior written notice;

    2.2.2 payment of an early disconnection charge equal to **; and

    2.2.3 payment of a lump sum equal to the depreciated value of the CPE as at the date of disconnection, based on the original price paid by EQUANT or its Sub-Contractors for the CPE plus ** of such original price as a fee for administration and disconnection save that no such sum shall be payable if EQUANT is able (as reasonably determined by EQUANT) to redeploy the CPE either with Customer or another customer or within the Network; and

    2.2.4 any contingent Tail Circuit charges including any cancellation penalties; EQUANT will mitigate any such charges by terminating any Tail Circuit leases as soon as practicable following notification of the disconnection.

                               SCHEDULE 3, PAGE 1

3.   Acceptance Tests

     EQUANT shall carry out the following Acceptance Tests for each Location from sites remote to the Location:

3.1  Global Voice Services
     ---------------------

    3.1.1 EQUANT will verify that a path exists between the demarcation point at Customer's Location (i.e. SWITCH or other type of switch) and the Network Node, as defined in Schedule 4.

    3.1.2 EQUANT will verify that speech quality standards meet or exceed public switched telecommunications network ("PSTN") quality.

    3.1.3 EQUANT will prove the compatibility of the SWITCH configuration with the signalling protocol and the Customer's dial plan.

    3.1.4 EQUANT will verify call routing for Off-Net and On-Net calls.
























                               SCHEDULE 3, PAGE 2

           SCHEDULE 4 - PERFORMANCE LEVELS FOR GLOBAL VOICE SERVICES

1.   INTRODUCTION

     This Schedule gives Customer an indication of those areas of quality that EQUANT measures for the Service.

2.   GRADE OF SERVICE

     IGVN GRADE OF SERVICE or I-GOS, is defined as the probability of a call being blocked due to insufficient network capacity.

     The Network is designed and engineered to offer a **. This means that a maximum of ** of the calls may be blocked by insufficient network capacity in the busiest hour of the day.

     The grade of service is calculated every ** minutes on a DMS trunk and every ** minutes on a M1 trunk. Grade of service is defined as ErlangB (traffic carried, number of working circuits). This will be reported on each Customer site.

     The GVN NETworks management system is the tool used for the logging and calculation of these GVN GOS indicators.

     Call blocking probability is based upon accurate traffic forecasting, which forecasts are provided by Customer. In the event that Customer has provided to EQUANT substantially inaccurate forecasts of its traffic, the above grade of service target does not apply.

     Performance against this target is monitored across the core network* by EQUANT's network management system at its Global Voice Service Operations Center in London. Performance statistics are for inbound call blocking (i.e. Grade of Service for calls delivered to Customer from EQUANT' Central Office Switches).

     * The core network is defined as the transmission and switching elements of the EQUANT Service excluding any access capacity to the core network.

3.   USE OF SATELLITE TRANSMISSION

     In general, EQUANT configures transmission paths so that a maximum of 1 satellite hop shall be used for any given voice routing. However, there are limited circumstances in which more than 1 satellite hop may be used. These are: (i) for emergency routing where satellite capacity is deployed to back up first choice terrestrial routings; and (ii) for connection between 2 countries in regions where satellite capacity is predominantly used for international transmission.






                               SCHEDULE 4, PAGE 1

4.   NETWORK AVAILABILITY

     GVN Core Network Availability shall mean the up-time (expressed as percentage) of EQUANT's central office switching systems and their associated network trunks, excluding Maintenance Windows and local access lines.

     The core network is designed to offer a target availability of **.

5.   FAULT CLEARANCE

     EQUANT aims to clear ** of Customer reported faults determined to be on the Network within ** hours of their first report by Customer.

     Those faults that fall outside this target are  escalated  within  EQUANT's
     operational   structure  to  a  senior  manager  within  the  EQUANT  Voice
     Operations.

     The Customer fault reporting channel is to the Help Desk.

     Customer Feedback During Fault Clearance

     When a fault is reported by Customer to the Help Desk, the first feedback from the Help Desk to Customer will be within ** of the initial report. Following this initial feedback, subsequent feedback will be at least **. Reported faults will not be regarded by EQUANT as cleared unless this clearance is confirmed by Customer.

     Fault Reporting

     EQUANT can provide regular reports on its fault clearance performance. More detailed reports can be provided on exceptional faults as agreed between Customer and EQUANT. These reports, covering the nature of the fault and the history of its resolution, are generally provided for faults not cleared within the above target resolution time.
















                               SCHEDULE 4, PAGE 2

6.       CUSTOMER SERVICE TARGETS

Support Center - General
------------------------------------------------------

Support Center Response                 100% of call answered with ** seconds

Support Center Coverage                 24 hour per day, 7 days a week

Language Support                        All Principle Languages


Fault Clearance - Core Network
------------------------------------------------------

** of Faults Cleared                    ** Hours

** of Faults Cleared                    ** Hours

Fault Not Found Response                0%

Repeat Faults                           ** within ** Months


Fault Clearance - End-to-End Network
-------------------------------------------------------
** of Faults Cleared or Passed          ** Hours
     Back to Customer

** of Faults Cleared                    ** Hours

Faults Not Cleared Within 24 Hours      Daily Exception Reports

First Response to Customer              Within **  (or customer defined)

Fault Not Found Response                0%

Fault Closure                           Customer Only

Repeat Faults                           ** within ** Months


Customer Notification & Reports
-------------------------------------------------------

Core Network Faults - Customer          Immediate Broadcast Message to all
     Affecting                          Affected Customers

Summary of all Reported Faults          Monthly  (or customer defined)

Detail of Faults with (GREATER THAN)
     ** Hour Resolution                 Within ** Hours of Fault Resolution

Planned Outages                         5 Days Notice  (or customer defined)


                               SCHEDULE 4, PAGE 3

7.   NON-PERFORMANCE

     Customer  understands  and  agrees  that  the  Performance  Levels  in this
     Schedule 4 are targeted performance levels only.

     Customer's sole and exclusive remedy for any non-performance hereunder shall be as follows:

     If any serious problems with the Service due to EQUANT (and not a TO) persist for a period of ** days (such problems being notified in writing by Customer), then Customer shall be entitled at its option to suspend the volume commitments specified in Schedule 2 until the problems have been fixed;

     For the purposes of this provision, 'serious' means a problem which materially affects Customer's ability to use the Service.


















                               SCHEDULE 4, PAGE 4